Exhibit 99.1

B2Digital Announces B2 Social Media Network Roars Back with Growing Fan and Customer Engagements

TAMPA, FL, September 15, 2020 (GLOBE NEWSWIRE) – via NEWMEDIAWIRE – B2Digital Incorporated (the “Company” or “B2Digital”) (OTCMKTS:BTDG), the premier development league for mixed martial arts (“MMA”), is pleased to report strong growth in its B2 Social Media Network (“B2SN”) on total engagement across the entire B2 Social Media Network.

Highlights from the recent report from the two week period of August 24 through September 5:

•	Over 72,000 Unique Engaged Users
•	Over 2.4 million Social Media connections or at the same current rate in the next 90 days would be over 14 Million Social Media Connections to B2 content.
•	Total Facebook “Reach” up over 412% monthly, with impressions up 400% in that time
•	Fans and consumers directly viewed over 1,485 hours of the B2 Produced and Owned Content on the B2 Social Media Network in just two weeks – a pace of nearly 3,000 hours monthly and 9,000 hours per quarter
•	Twitter impressions up over 2,000% monthly
•	Instagram “New Likes” up nearly 1,300% monthly
•	B2 on Instagram, Facebook, Twitter, and YouTube all showing strong tangible growth
•	94.39% of our Engagement was in the USA and Canada but B2SN showed actual Connections from 23 additional countries Globally showing the B2SN future growth capability with operating access to the Global Consumer Market

Greg P. Bell, B2Digital’s Founder and CEO, remarked, “This has clear and tangible implications for our ability to grow the business. B2SN is our direct connection with our fans, fighters, customers and followers. Growth in our B2 Social Media Network directly translates into verification of how our Fans and Followers engage with our B2 Content and LIVE Events and demonstrates our ability to grow our business and markets with our phenomenal and unique product.”

Go to https://www.b2ops.com/B2SN/B2SN9.5.pdf to download the third-party report” to the press release.

Management notes that the Company is now moving toward its second major LIVE event in the B2 LIVE MMA Event Fall Season, which is comprised of 13 live events – the biggest seasonal run of live events in Company history. This run of events began on August 29 with Strikehard 55, which set a new Company record for total pay-per-view audience sales.

B2Digital is currently gearing up for its first B2 Grappling Series (B2GS) event in Hammond, Indiana this Saturday, September 19, which has already experienced a successful signup of Pre-Paid tournament participant registrations. That will be followed by the Company’s next two live B2FS MMA Pay-Per-View events: Pinnacle Combat 32 live MMA on September 26 in Dubuque, Strikehard Productions 56, live MMA on October 10 in Tuscaloosa, Alabama and then three more planned LIVE MMA Events in October.

For more information about B2Digital, visit the Company’s website at www.b2digitalotc.com.

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About B2Digital Inc.

With extensive background in entertainment, television, video and technology, B2Digital (OTC: BTDG) is now forging ahead and becoming a full-service live event sports company. Capitalizing on the combination of B2Digital CEO Greg P. Bell’s expertise and involvement with more than 40,000 live events over his career for major sports leagues and entertainment venues, B2Digital is in the process of developing and acquiring MMA and sports-related companies to build an integrated Premier Development League, Expand the B2 Official Training Facility Program Network and Continue the growth of the B2 Social Media Network for the multibillion-dollar mixed martial arts (“MMA”) industry.

B2Digital intends to create and develop league champions that will move on to the MMA major leagues from the Company’s B2 Fighting Series brand. Each year, the top fighters will be invited to the annual B2 Fighting Series National Championship live event.

B2Digital has developed and deployed the systems and technologies for the operation of the B2 Fighting Series, “B2FS”. This includes social media marketing, event management, digital ticketing sales, digital video distribution, digital marketing, PPV, FTV (Free to View), merchandise sales, brand management and financial control systems. B2Digital owns all rights for TV, internet, social media, media, merchandising and trademarks, and branding for the B2Digital companies.

B2Digital: MMA’s Premier Development League

www.b2digitalotc.com

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the securities laws. These statements relate to future events and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For more information, please contact:

information@b2fs.com

Public Relations:

Tiger Global Marketing & Branding Agency

info@TigerGMP.com

www.TigerGMP.com

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